UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2016

STELLAR BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-54598	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

332 E. Scott Street

Port Hueneme, California 93041

(Address of principal executive offices) (Zip Code)

(805) 488-2800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Stellar Biotechnologies, Inc. (the “Company”) held its 2016 annual general meeting of shareholders (the “Annual Meeting”) on March 17, 2016.

At the Annual Meeting, the Company’s shareholders were asked to vote upon: (i) the election of six directors, nominated by the Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee of the Company’s Board of Directors, to serve until the Company’s annual general meeting of shareholders to be held in 2017 or until their successors are duly elected and qualified; and (ii) the appointment of Moss Adams LLP as the Company’s auditors and independent registered public accounting firm for the ensuing year. The final voting results with respect to each matter are set forth below.

Election of Directors

NOMINEE	FOR VOTES	WITHHELD VOTES	BROKER NON-VOTES
Frank R. Oakes	1,210,626	10,390	2,592,981
David L. Hill	1,210,156	10,860	2,592,981
Mayank D. Sampat	1,208,868	12,148	2,592,981
Daniel E. Morse	1,210,123	10,893	2,592,981
Gregory T. Baxter	1,209,511	11,505	2,592,981
Tessie M. Che	1,205,721	15,295	2,592,981

Appointment of Moss Adams LLP as the Company’s Auditors and Independent Registered Public Accounting Firm

FOR VOTES	WITHHELD VOTES	BROKER NON-VOTES
3,782,206	31,791	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stellar Biotechnologies, Inc.

Date: March 18, 2016	By:	/s/ Kathi Niffenegger
Name: Kathi Niffenegger
Title: Chief Financial Officer